EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Ltd.

Houston, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2007, relating to the consolidated financial statements appearing in the Company’s Annual Report on
Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Dallas, TX

April 3, 2007